SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 14, 2004

Quepasa Corp.

(Exact name of registrant as specified in its charter)

Nevada	0-25565	86-0879433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

410 No. 44th Street

Suite 450

Phoenix, AZ 85008

(Address of principal executive offices)

Registrant’s telephone number, including area code: (602) 716-0100

ITEM 5. OTHER INFORMATION

On June 14, 2004, TIABFES, a California Corporation doing business as New Capital Advisors, filed case no. 04 4198 against Quepasa Corporation, et. al., in the United States District Court for the Central District of California in Los Angeles, CA. The civil action was brought in connection with a claim by the Plaintiff through the Plaintiff’s counsel, Sarah Jane Barney, Esq., for damages associated with an alleged professional financial advisory and business strategy services agreement. The action seeks damages under various causes of action, in amounts up to $2 million.

The company has reviewed the claims with its counsel, finds the claims to be wholly without merit, and intends to vigorously defend them. Moreover, management believes that the amount claimed has been grossly overstated, in an attempt to induce the company to settle the action rather than litigate it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quepasa Corp. (Registrant)

By:	/s/ JEFFREY S. PETERSON
Jeffrey S. Peterson Chief Executive Officer

Dated: June 24, 2004